EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of Standex International Corporation on Form S-8 of our report dated August 14, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2001.




/S/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Boston, Massachusetts

June 25, 2002